UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2009

LIZ CLAIBORNE, INC.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)
1-10689	13-2842791
(Commission File Number)	(I.R.S. Employer Identification No.)

1441 Broadway, New York, New York,	10018
(Address of principal executive offices)	(Zip Code)

(212) 354-4900
(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On June 18, 2009, Liz Claiborne, Inc. (the “Company”) entered into a purchase agreement (the “Purchase Agreement”), with the initial purchasers named therein (the “Initial Purchasers”), relating to the purchase for cash by the Initial Purchasers of $75,000,000 principal amount of 6% Convertible Senior Notes due 2014 (the “Notes”) of the Company. The Purchase Agreement also granted the Initial Purchasers an option to purchase up to an additional $15,000,000 in principal amount of Notes to cover over-allotments, which option was exercised in full. The Initial Purchasers purchased the Notes from the Company at a price equal to 97% of the aggregate principal amount thereof. The closing of the sale of the Notes occurred on June 24, 2009.

The Company used the net proceeds from this offering (including proceeds from the Initial Purchasers’ exercise of the over-allotment option) to temporarily pay down approximately $86.6 million of outstanding borrowings under its amended and restated credit agreement dated as of January 12, 2009 and amended as of May 12, 2009 and June 15, 2009. The Purchase Agreement contains customary representations, warranties and agreements of the Company and customary conditions to closing, indemnification rights and obligations of the parties and termination provisions.

The Notes were issued to the Initial Purchasers in a private placement, in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”) and will be resold by the Initial Purchasers to “qualified institutional buyers” pursuant to the exemption from registration provided by Rule 144A under the Securities Act. The Company will rely on these exemptions from registration based in part on representations made by the Initial Purchasers in the Purchase Agreement.

The Company issued the Notes under an indenture dated as of June 24, 2009 (the “Indenture”) between the Company and The Bank of New York Mellon, as trustee (the “Trustee”).

The Notes bear interest at a rate of 6% per annum until maturity. Interest on the Notes will accrue from June 24, 2009 and will be payable semiannually in arrears on June 15 and December 15 of each year, beginning December 15, 2009. The Notes will mature on June 15, 2014. The Notes are convertible into shares of the Company's common stock, par value $1 per share, as described below. The Notes are not guaranteed by any subsidiaries of the Company.

Holders may convert the Notes at their option prior to the close of business on the business day immediately preceding March 15, 2014 only under the following circumstances: (1) during any fiscal quarter commencing after October 3, 2009, if the last reported sale price of the common stock for at least 20 trading days (whether or not consecutive) during a period of 30 consecutive trading days ending on the last trading day of the preceding fiscal quarter is greater than or equal to 120% of the applicable conversion price on each applicable trading day; (2) during the five business day period after any 10 consecutive trading day period (the “Measurement Period”) in which the trading price per $1,000 principal amount of Notes for each day of that Measurement Period was less than 98% of the product of the last reported sale price of our common stock and the applicable conversion rate on each such day; or (3) upon the occurrence of specified corporate events. In addition, on or after March 15, 2014 until the close of business on the third scheduled trading day immediately preceding the maturity date, holders may convert their Notes at any time, regardless of the foregoing circumstances. Upon conversion, the Company will deliver shares of its common stock, cash or any combination of cash and shares of its common stock, at the Company’s election. The conversion rate will initially be 279.6421 shares of common stock per $1,000 principal amount of Notes (equivalent to an initial conversion price of approximately $3.576 per share of common stock), but unless the required shareholder vote is obtained under the rules of the New York Stock Exchange, the conversion rate will be subject to a conversion rate cap of 211.2064 shares per $1,000 principal amount. The conversion rate will be subject to adjustment in some events but will not be adjusted for accrued interest. In addition, following certain corporate transactions that occur prior to the maturity date, the Company will increase the conversion rate for a holder who elects to convert its Notes in connection with such a corporate transaction in certain circumstances.

Upon a fundamental change (as defined in the Indenture), holders may require the Company to repurchase all or a portion of their Notes at a purchase price in cash equal to 100% of the principal amount of the Notes to be repurchased, plus any accrued and unpaid interest to, but excluding, the fundamental change repurchase date. The Notes are not redeemable at the Company’s option prior to maturity. Upon the occurrence of certain fundamental changes in which less than 90% of the consideration received by holders of common stock consists of securities traded on a U.S. national securities exchange, the conversion rate will be increased in the case of conversions made in connection with such fundamental change.

1

In no event will the total number of shares of common stock issuable upon conversion exceed 335.5704 shares per $1,000 principal amount of Notes.

The Indenture contains customary terms and covenants, including that upon certain events of default occurring and continuing, either the Trustee or the holders of not less than 25% in aggregate principal amount of the Notes then outstanding may declare the entire principal amount of all the Notes, and the interest accrued on such Notes, if any, to be immediately due and payable. If an event of default occurs due to a failure by the Company to file SEC reports required under the Indenture, the Company may elect that the sole remedy during the first 180 days after such an event of default is the payment of 0.50% of supplemental interest on the Notes.

The Notes and any common stock issuable upon conversion of the Notes have not been registered under the Securities Act. Neither the Notes nor the Common Stock will be subject to any registration rights, although if certain requirements for free transferability of the Notes are not met, the Company may be required to pay additional interest of up to 0.50% per annum on the Notes until the requirements are met. As a result, the Notes may not be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. This report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information required by Item 2.03 relating to the Notes and the Indenture is contained in Item 1.01 of this Current Report and incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities

The information required by Item 3.02 relating to unregistered sale of the Notes is contained in Item 1.01 of this Current Report and incorporated herein by reference.

Item 8.01	Other Events

Press Releases

On June 18, 2009, the Company issued a press release announcing the pricing of its private offering of the Notes. A copy of the press release is filed as Exhibit 99.1 to this Current Report on form 8-K and is incorporated by reference in this Item 8.01.

On June 24, 2009, the Company issued a press release announcing the closing of its private offering of the Notes. A copy of the press release is filed as Exhibit 99.2 to this Current Report on form 8-K and is incorporated by reference in this Item 8.01.

Item 9.01	Financial Statements and Exhibits.

(d)  Exhibits

EXHIBIT NO.	DESCRIPTION
99.1	Press Release dated June 18, 2009.

99.2	Press Release dated June 24, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIZ CLAIBORNE, INC.
Dated: June 24, 2009	By:	/s/ Nicholas Rubino
Name: Nicholas Rubino Title: Senior Vice President - Chief Legal Officer; General Counsel & Secretary

EXHIBIT LISTING

EXHIBIT NO.	DESCRIPTION
99.1	Press Release dated June 18, 2009.

99.2	Press Release dated June 24, 2009.